UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2021 (February 2, 2021)

SEVEN OAKS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39817	85-3316188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 Park Avenue, 17th Floor

New York, NY 10022

(Address of principal executive offices, including zip co

Registrant’s telephone number, including area code: (917) 214-6371

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	SVOKU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	SVOK	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	SVOKW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2021, the board of directors (the “Board”) of Seven Oaks Acquisition Corp. (the “Company”) unanimously voted to expand the size of the Board from four to five members and Heidi Manna was appointed to serve as a Class I director with a term expiring at the Company’s first annual meeting of stockholders. The Board appointed Ms. Manna, who was determined to be an “independent director” as defined in the applicable rules of The Nasdaq Capital Market, to the Board’s Compensation Committee and Audit Committee. In connection with such appointments, Mark Hauser resigned as a member of the Audit Committee.

Heidi Manna, 49, is an experienced business executive and human capital strategist. She has experience across multiple industries including pharmaceuticals, consumer products, food and beverage, and management consulting at both established and emerging companies with operations and footprints in dynamic markets worldwide. Ms. Manna has served as Senior Vice President and Chief Human Resource Officer for Jazz Pharmaceuticals since 2018 and was previously the Vice-President of Human Resources for Campbell Soup Company from 2010 to 2018. Before that, Ms. Manna served in various human resource leadership roles over a 14-year tenure at Bristol-Myers Squibb. Ms. Manna holds a Bachelor’s degree from Binghamton University and a Masters of Business Administration from the State University of New York at Buffalo.

In connection with her appointment to the Board, Ms. Manna will enter into a letter agreement and an indemnity agreement on substantially the same terms as the forms thereof previously entered into by and between the Company and each of its other directors in connection with the Company’s initial public offering, which were previously filed as Exhibits 10.1 and 10.5, respectively, to the Company’s Registration Statement on Form S-1 (File No. 333-251062) and are incorporated herein by reference. There are no arrangements or understandings between Ms. Manna and any other persons pursuant to which Ms. Manna was selected as a director of the Company. There are no family relationships between Ms. Manna and any of the Company’s other directors or executive officers and Ms. Manna does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On February 8, 2021, the Company issued a press release announcing the appointment of Ms. Manna, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 8, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN OAKS ACQUISITION CORP.

	By:	/s/ Gary S. Matthews
		Name:	Gary S. Matthews
		Title:	Chief Executive Officer

Dated: February 8, 2021